UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2006
___________

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 22, 2006, CarMax, Inc. (the “Company”) and Austin Ligon, the Company’s former President and Chief Executive Officer, entered into a Consulting Agreement (the “Agreement”), pursuant to which Mr. Ligon will provide certain consulting services to the Company for not more than 20 hours per month. The term of the Agreement shall commence on August 22, 2006 and shall end on August 21, 2008, unless earlier terminated in accordance with the terms of the Agreement. In consideration of Mr. Ligon’s provision of his services pursuant to the Agreement, the Company shall pay Mr. Ligon $10,000 per month. The foregoing description of the Consulting Agreement is a summary thereof, and is qualified in its entirety by reference to the fully executed Consulting Agreement, which is attached as Exhibit 10.1 hereto, and is hereby incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Consulting Agreement, dated as of June 22, 2006, between CarMax, Inc. and Austin Ligon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: June 28, 2006	By:	/s/ Keith D. Browning
Keith D. Browning
Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Consulting Agreement, dated as of June 22, 2006, between CarMax, Inc. and Austin Ligon